UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DYNAMIC SHARES TRUST

(Exact Name of Registrant as Specified in its Charter)

State of Delaware	(See Below)
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

401 W Superior St, Suite 300, Chicago, IL	60654
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on which Each Class is to be Registered	I.R.S. Employer Identification Number
Dynamic Short Short-Term Volatility Futures ETF Common Units of Beneficial Interest	NYSE Arca, Inc.	86-1945096

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-238098

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1.	Description of Registrant’s Securities to be Registered.

The description contained under the heading “Description of the Shares; The Fund; Certain Material Terms of the Trust Agreement” in the prospectus that forms part of the Registration Statement No. 333-238098, initially filed with the Securities and Exchange Commission on May 8, 2020, as amended on June 25, 2020, July 24, 2020, October 14, 2020, December 8, 2020, February 4, 2021 and April 26, 2021, and as may be further amended after the date hereof (the “Registration Statement”), is hereby incorporated by this reference and made a part of this filing.

Item 2.	Exhibits

No other securities of the registrant are registered on NYSE Arca, Inc. and no securities are being registered under Section 12(g) of the Exchange Act. Accordingly, no exhibits are filed with this Registration Statement on Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DYNAMIC SHARES TRUST

Date: April 28, 2021	By:	/s/ Weixuan Zhang
	Name:	Weixuan Zhang
	Title:	Chief Executive Officer